Exhibit 99.1

Pernix Therapeutics Announces Reorganization of Senior Management Team

John Sedor Appointed CEO on a Permanent Basis

Company Names Pharmaceutical Industry Veteran, Dr. Graham Miao, as President & CFO

Company Positioned to Maximize Value and Drive Revenue Growth and Profitability

MORRISTOWN, NJ - July 26, 2016 - Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX) ("Pernix" or the "Company"), a specialty pharmaceutical company, today announced a reorganization of the Company's senior management team intended to improve Pernix's efficiency, drive profitability and position the Company for future growth. As part of the management change, John Sedor will assume the role of Chief Executive Officer on a permanent basis and pharmaceutical industry veteran, Dr. Graham Miao, who has served as a senior advisor to Pernix's Board of Directors since May, has been appointed as President and Chief Financial Officer. Dr. Miao will report directly to Mr. Sedor and will have responsibility for all functions related to finance, operations, regulatory and scientific affairs.

"These changes to our senior management team, which are another step forward following our recently announced restructuring of Pernix's sales force, flatten our organization, reduce our cost structure and improve our efficiency. We believe this management reorganization optimally positions Pernix for future revenue growth and profitability, and supports our goal of maximizing shareholder value," said Mr. Sedor. "Based on my thorough review of our organization since joining the Company in May, it has become clear to me that Pernix has significant growth opportunities. The recent strong prescription trends for Zohydro ER, Treximet and Silenor support this belief. Going forward, our focus will be on enhancing revenue growth of the current brands, especially Zohydro ER, which we view as a major value driver for Pernix, as well as pursuing other growth opportunities."

"I am pleased to be joining the dedicated and talented Pernix team at such a critical point in the Company's history." said Dr. Miao. "I firmly believe that Pernix is well-positioned for long-term success. We are in the process of working to improve execution of our strategy with financial discipline as well as evaluate opportunities to optimize the current capital structure and maximize shareholder value."

In addition, Sanjay Patel, Chief Financial Officer, Terence Novak, Chief Operating Officer, and Barry Siegel, Senior Vice President and General Counsel, are no longer employed by Pernix. These departures do not reflect any disagreements about the Company's financial results or disclosures.

Pernix intends to regain compliance with NASDAQ listing qualifications within the required time frame.

Mr. Sedor has served as interim CEO and Chairman of the Board of Pernix since May 2016. Mr. Sedor is also Chairman and CEO of Sedor Pharmaceuticals. Prior to this, Mr. Sedor served as President, CEO and Director of Cangene Corporation, one of the world's leading biopharmaceutical companies in the development, manufacture and commercialization of therapies targeting infectious disease, hematology/oncology and transplantation. Under his guidance, Cangene was acquired by Emergent BioSolutions in February 2014. Prior to joining Cangene, he served as President, CEO and Director of CPEX Pharmaceuticals, Inc., a specialty drug delivery pharmaceutical company, and managed its spin-off from Bentley Pharmaceuticals, Inc. Prior to that, he was President of Bentley, which expanded its nanotechnology programs and added more than 20 new product approvals in the European market under his leadership. In 1996, John created Centeon LLC to develop and commercialize plasma protein biotherapeutics. Other previous roles include President of Sandoz Inc. (Novartis), and various senior positions at Verion, Rorer Pharmaceutical Co., Revlon Health Care Group and Armour Pharmaceutical Company.

Prior to serving as a senior advisor to Pernix's Board of Directors, Dr. Miao was EVP and CFO of Interpace Diagnostics Group, Inc. (formerly known as PDI, Inc.), a publicly traded healthcare commercialization company from October 2014 to March 2016. In this role, he directed all aspects of finance, investor relations, strategic business planning, M&A, and legal affairs. He helped achieve double-digit revenue growth and lead the successful sale of PDI's contract sales business to Publicis Healthcare. From 2011 to 2014, Dr. Miao was the EVP and CFO, and later added additional roles as interim Co-President & Co-CEO, of Delcath Systems, Inc., a publicly traded specialty pharmaceutical and medical device company, responsible for all finance-related functions and operations, corporate and business development, mergers and acquisitions, and the legal and human resource departments. Prior to Delcath, Dr. Miao served as Chief of Staff for the Global CFO organization at Dun & Bradstreet Corporation and EVP and CFO at Pagoda Pharmaceuticals. He has also held various positions of increasing responsibility at leading global pharmaceutical and finance companies, including Schering-Plough Corporation, Pharmacia Corporation, J.P. Morgan and Roche. Dr. Miao holds a Ph.D. and MBA from Columbia University.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company targets underserved therapeutic areas such as CNS, including neurology and psychiatry, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its Pernix sales force, uses contracted sales organizations to market its non-core, cough and cold products, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions are forward-looking statements. Because these statements reflect the Company's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company's future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company's Annual Report on Form 10-K. These factors include but are not limited to: our ability to negotiate attractive fees and rebates with managed-care, pharmacy benefit and other organizations, our ability to grow sales of our products; our ability to repay outstanding indebtedness; our ability to access capital markets; the successful development of next generation products; the successful resolution of outstanding litigation and other disputes; our ability to obtain regulatory approval of our product candidates; our ability to have third parties manufacture our products; competitive factors; our ability to find and hire qualified sales professionals; general market conditions. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT

Investor Relations
 Matthew P. Duffy, 212-915-0685
LifeSci Advisors, LLC
matthew@lifesciadvisors.com